UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	August 21, 2025

ALGORHYTHM HOLDINGS, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-41405	95-3795478
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

6301 NW 5th Way, Suite 2900
Fort Lauderdale, FL	33309
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code:	(954) 596-1000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	RIME	The Nasdaq Stock Market LLC (The Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry Into a Material Definitive Agreement.

On August 21, 2025, Algorhythm Holdings, Inc. (the “Company”) entered into a securities purchase agreement (the “Securities Purchase Agreement”) with Streeterville Capital, LLC, a Utah limited liability company (the “Investor”), pursuant to which the Company agreed to issue and sell to the Investor shares of its common stock, par value $0.01 per share (“Common Stock”), in one or more pre-paid purchases (each, a “Pre-Paid Purchase” and collectively, the “Pre-Paid Purchases”) for an aggregate purchase price of up to $20,000,000. The Company also agreed to issue 95,694 shares of its Common Stock to the Investor (the “Commitment Shares”) as consideration for the Investor’s commitment. The transactions closed on August 21, 2025 (the “Closing Date”). The proceeds from the Pre-Paid Purchases, after deducting the fees of Univest Securities, LLC (the “Placement Agent”), are expected to be used for working capital and other corporate purposes.

The Securities Purchase Agreement provides for an initial Pre-Paid Purchase in the principal amount of $4,390,000, before deducting an original issue discount of $360,000 and transaction expenses of $30,000 (the “Initial Pre-Paid Purchase”), the terms of which are set forth on secured prepaid purchase #1 (“Secured Pre-Paid Purchase #1”). The Initial Pre-Paid Purchase accrues interest at the rate of nine percent (9%) per annum and has a maturity date of three years. The Securities Purchase Agreement also provides for a two-year commitment period during which, subject to certain specified conditions, the Company may request additional Pre-Paid Purchases from the Investor provided that the amount requested is no less than $250,000 and the total outstanding balance of all Pre-Paid Purchases does not exceed $3,000,000. The original issue discount for each additional Pre-Paid Purchase will be nine percent (9%) of the amount set forth in the applicable request and each additional Pre-Paid Purchase will accrue interest at the rate of nine percent (9%) per annum.

Pursuant to the Securities Purchase Agreement, the Company agreed to file a registration statement on Form S-1 under the Securities Act of 1933, as amended (the “Securities Act”), to register the resale of the Commitment Shares and all shares of Common Stock issuable pursuant to the Pre-Paid Purchases within thirty (30) days after the Closing Date.

Following the funding of each Pre-Paid Purchase, the Investor has the right, but not the obligation, to purchase from the Company that number of shares of Common Stock up to the lesser of: (i) a number of shares of Common Stock equal in value to the outstanding balance of the funded amount, and (ii) that number of shares of Common Stock such that Investor will not beneficially own greater than 9.99% of the Company’s outstanding shares of Common Stock. The purchase price of the shares of Common Stock will be 90% of the lowest daily volume weighted average price during the 10 trading days immediately prior to the purchase notice date, but not less than a stated floor price. Notwithstanding anything to the contrary, unless and until the Company obtains the requisite stockholder approval (the “Approval”) as required by Nasdaq Listing Rule 5635(d), the total cumulative number of shares of Common Stock that may be issued to the Investor under all Pre-Paid Purchases cannot exceed the numerical threshold required by that rule. If the Company does not obtain the Approval within 75 days of the Closing Date, the Company will continue seeking the Approval every 90 days thereafter until the Approval is obtained.

The Company may at any time prepay all or any portion of the outstanding balance of a Pre-Paid Purchase. In the event the Company elects to do so, the Company must pay the Investor an amount equal to 110% multiplied by the portion of the outstanding balance the Company has elected to prepay.

If an event of default occurs under a Pre-Paid Purchase, the outstanding balance will become immediately due and payable. At anytime thereafter, upon written notice given by the Investor, the outstanding balance will increase by seven-and-a half percent (7.5%) and interest will begin accruing at a rate of the lesser of 18% per annum or the maximum rate permitted under applicable law.

The Securities Purchase Agreement contains customary representations, warranties, covenants, and closing conditions. The obligations of the Company are secured by all assets of the Company pursuant to a security agreement (the “Security Agreement”) and have been guaranteed by the Company’s operating subsidiaries pursuant to a guarantee (the “Guarantee”), each entered into with the Investor on August 21, 2025.

The Company paid the Placement Agent a cash fee equal to eight percent (8%) of the aggregate gross proceeds received by the Company from the Initial Pre-Paid Purchase and reimbursed the Placement Agent for legal fees in the amount of $40,000. The Company will pay the Placement Agent a cash fee equal to eight percent (8%) of the aggregate gross proceeds received by the Company from any additional Pre-Paid Purchases that it completes.

The offer and sale of these securities was completed by the Company in a private placement transaction that was exempt from the registration requirements of the Securities Act pursuant to Section 4(a)(2) of the Securities Act without engaging in any advertising or general solicitation of any kind.

The foregoing descriptions of the Securities Purchase Agreement, Secured Prepaid Purchase #1, the Security Agreement, the Guarantee, and the transactions contemplated thereby do not purport to be complete and are qualified in their entirety by reference to Exhibits 10.1, 10.2, 10.3, and 10.4 to this Current Report on Form 8-K, respectively, and incorporated by reference herein.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in Item 1.01 above is incorporated by reference herein.

Item 3.02 Unregistered Sales of Equity Securities.

The information contained in Item 1.01 above is incorporated by reference herein.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 21, 2025, Joseph Kling, a member of the board of directors (the “Board”) of the Company, notified the Company of his decision to resign from the Board and the Board’s audit committee, compensation committee, and nominating and corporate governance committee effective that same date. Mr. Kling’s resignation was not the result of any disagreements with the Company regarding any matters related to its operations, policies, practices, or otherwise.

Item 9.01 Financial Statement and Exhibits.

Exhibit No.	Description
10.1	Securities Purchase Agreement, dated August 21, 2025, by and among Algorhythm Holdings, Inc. and Streeterville Capital, LLC

10.2	Secured Pre-Paid Purchase #1, dated August 21, 2025, by and among Algorhythm Holdings, Inc. and Streeterville Capital, LLC

10.3	Security Agreement, dated August 21, 2025, by and among Algorhythm Holdings, Inc. and Streeterville Capital, LLC

10.4	Guarantee, dated August 21, 2025, by and among SemiCab Holdings, LLC, SMCB Solutions Private Limited, and Streeterville Capital, LLC

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 27, 2025	ALGORHYTHM HOLDINGS, INC.

	By:	/s/ Alex Andre
	Name:	Alex Andre
	Title:	Chief Financial Officer and General Counsel